UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2008

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on February 26, 2008, the resignation of Michel de Rosen, who served as President and Chief Executive Officer of ViroPharma Incorporated (the “Company”) since August 2000, became effective on March 31, 2008 and Mr. de Rosen continues to serve on the Board of Directors as the non-executive Chairman of the Board. In connection with the resignation, effective March 30, 2008, the Compensation Committee of the Board of Directors amended the terms of the options previously granted to Mr. de Rosen (the “Amended Options”) to provide that for as long as Mr. de Rosen continues to serve as a member of the Board of Directors of the Company or any subsidiary, or as an advisor or consultant to the Company or any subsidiary (an “Eligible Person”), the Amended Options shall remain outstanding and (i) to the extent the Amended Options are vested, they shall remain exercisable; and (ii) to the extent the Amended Options are not vested, they shall continue to vest pursuant to the terms set forth in each option agreement related to such options; provided however; that the term set forth in each original option agreement shall remain in effect and shall not be modified. In the event the option agreements had not been amended, the options covered by those agreements would have expired ninety days following the termination of Mr. de Rosen’s employment with the Company.

The options were granted during the period from June 2000 through January 2008 and included incentive stock options to purchase 79,851 shares of common stock at exercise prices ranging from $0.99 to $29.37 per share. As a result of the amendments, each of the incentive stock options became nonstatutory stock options and no longer qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code. The options also included nonstatutory stock options to purchase 1,077,772 shares of common stock at exercise prices ranging from $0.99 to $29.37 per share.

The foregoing description of the option amendment does not purport to be complete and is qualified in its entirety by reference to the agreement between the Company and Mr. de Rosen included as Exhibit 10.1 to this Form 8-K.

Item 7.01.	Regulation FD Disclosure.

Also on March 31, 2008, as previously announced, the appointments of Vincent J. Milano to the position of President and Chief Executive Officer of the Company and of Daniel B. Soland to the position of Chief Operating Officer became effective. In connection with the promotions, the Board of Directors of the Company approved a base salary of $430,000 for Mr. Milano and a base salary of $330,000 for Mr. Soland. The Company intends to provide additional information regarding the compensation awarded to the named executive officers in respect of and during the year ended December 31, 2007 and subsequent salary increases, in the proxy statement for the Company’s 2008 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in April 2008.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description

	10.1	Letter Agreement dated March 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: April 3, 2008	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
10.1	Letter Agreement dated March 30, 2008.